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                                                                    EXHIBIT 11.1



                  JOURNAL REGISTER COMPANY, LLC AND AFFILIATES
   STATEMENT OF COMPUTATION OF PRO FORMA AND SUPPLEMENTAL EARNINGS PER SHARE



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
                                                                                DECEMBER 31, 1996  MARCH 31, 1997
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Net income as reported........................................................    $  28,108,629     $  5,724,112
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Weighted average shares outstanding reflecting the issuance of shares
 subsequent to December 31, 1996 but prior to the Offerings...................       37,962,500       37,962,500
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Pro forma net income per common share.........................................    $         .74     $        .15
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Supplemental--

Net income as reported........................................................    $  28,108,629     $  5,724,112

Pro forma adjustments (other than taxes) for the interest expense reduction related to debt repayment from Offerings proceeds and increase in interest
 expense related to debt for the special bonuses..............................       12,352,031        2,884,402
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Pro forma income before income taxes..........................................       40,460,660        8,608,514

Pro forma provision for income taxes..........................................        4,162,634        1,173,951
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Pro forma net income..........................................................    $  36,298,026     $  7,434,563
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Supplemental net income per common share......................................    $         .75     $        .15
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Supplemental shares outstanding reflect shares issued through the Offerings for which proceeds were used to repay debt and management shares related to
 the special bonuses..........................................................       48,437,500       48,437,500
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